UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): July 15, 2013

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6 Liberty Lane West, Hampton, New Hampshire	03842-1720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On July 15, 2013, Unitil Corporation (“Unitil” or “Registrant”) issued a press release announcing that the electric division of its Massachusetts gas and electric distribution utility, Fitchburg Gas and Electric Light Company, filed a rate case with the Massachusetts Department of Public Utilities (“Department”) requesting approval to change its electric distribution base rates. If approved, the filing would provide for recovery of past deferred major storm restoration costs and funding for enhanced customer service and reliability initiatives. The filing also includes a proposal for a multi-year rate plan to provide for the recovery of costs associated with providing safe and reliable distribution services. Separately, consistent with Department precedent for other utilities, the Company is also proposing to establish a major storm reserve fund to address the costs of future major storms through a major storm recovery adjustment factor. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Number	Exhibit

99.1	July 15, 2013 press release announcing the filing of a rate case for Fitchburg Gas and Electric Light Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITIL CORPORATION

By:	/s/ Mark H. Collin
Mark H. Collin
Senior Vice President, Chief Financial Officer and Treasurer

Date: July 16, 2013

EXHIBIT INDEX

Number	Exhibit

99.1	July 15, 2013 press release announcing the filing of a rate case for Fitchburg Gas and Electric Light Company.